Exhibit 1.1

AVALONBAY COMMUNITIES, INC.

5,100,000 Shares of Common Stock

Underwriting Agreement

August 17, 2011

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

J.P. Morgan Securities LLC

As Representatives of the

several Underwriters listed

on Schedule 1 hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York  10036

Ladies and Gentlemen:

AvalonBay Communities, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters listed on Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 5,100,000 shares (the “Underwritten Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”) and, at the option of the Underwriters, up to an additional 765,000 shares of Common Stock of the Company (the “Option Shares”).  The Underwritten Shares and the Option Shares are referred to in this agreement (this “Agreement”) as the “Shares”.  The shares of Common Stock to be outstanding after giving effect to the sale of the Shares are herein referred to as the “Stock”.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.             Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a shelf registration statement on Form S-3 (File No. 333-157627), including a prospectus, relating to the Shares, which registration statement became effective upon filing pursuant to the rules or regulations of the Commission under the Securities Act.  Such registration statement covers the registration of the Shares under the Securities Act.  Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein pursuant to the rules or regulations of the Commission under the Securities Act, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement (the “Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in the Registration Statement, and any amendments thereto, that omits Rule 430 Information and any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act; and as used herein, the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Shares were first made (the “Time of Sale”), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Time of Sale Information”): a Preliminary Prospectus dated August 17, 2011, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

2.             Purchase of the Shares by the Underwriters.  (a)  The Company agrees to issue and sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name on Schedule 1 hereto at a price per share (the “Purchase Price”) of $123.76125.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter on Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the thirtieth (30th) day following the date of this Agreement, by written notice from the Representatives to the Company.  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth (10th) full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof).  Any such notice shall be given at least two (2) Business Days prior to the date and time of delivery specified therein.  Option Shares may be purchased by the Underwriters for the purposes set forth under the caption “Underwriting” in the Prospectus.

(b)           The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

(c)           Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, in the case of the Underwritten Shares, at the offices of O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, California 94111, at 10:00 A.M. New York City time on August 22, 2011, or at such other time or place on the same or such other date, not later than the fifth (5th) Business Day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares.  The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two (2) full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company.  The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of Morgan Stanley & Co. LLC set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)           The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.             Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)           Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b)           Time of Sale Information.  The Time of Sale Information at the Time of Sale did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.  No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)           Issuer Free Writing Prospectus.  Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto and other written communications approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d)           Registration Statement and Prospectus.  The Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three (3) years prior to the date hereof; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)           Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or, taken together, omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Organization, Power and Authority of Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland with the power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the Registration Statement and Prospectus.  The Company is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified, considering all such cases in the aggregate, will not have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(g)           Organization, Power and Authority and Capitalization of Subsidiaries. As of the date hereof, the Company does not have any “significant subsidiaries” (as defined in Rule 12b-2 under the Exchange Act, individually a “Significant Subsidiary” and collectively “Significant Subsidiaries”).  Each of the Company’s subsidiaries is an entity duly organized or formed, as the case may be, and, in the case of each such subsidiary that is a corporation, limited partnership or limited liability company, is validly existing and in good standing under the laws of its respective jurisdiction of organization or incorporation.  Each of the Company’s subsidiaries has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the Registration Statement and the Prospectus.  Each of the Company’s subsidiaries is duly licensed or qualified to do business in good standing as a corporation, limited partnership or limited liability company, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so qualified, considering all such cases in the aggregate, will not have a Material Adverse Effect.  Except for the stock or other interests in the subsidiaries or as disclosed in the Registration Statement, the Company does not own, directly or indirectly, or have any direct or indirect ownership interest in any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, trust, association or other entity where such interest is individually material to the Company.  Complete and correct copies of the charter of the Company, as amended through the date hereof (collectively, the “Charter”), and the bylaws of the Company, as amended through the date hereof (the “Bylaws”), have been delivered to counsel for the Underwriters.  Except as otherwise described in the Registration Statement or the Prospectus, all of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than such liens, charges, encumbrances, security interests, restrictions or claims that are described in the Prospectus and would not have, individually or in the aggregate, a Material Adverse Effect.

(h)           Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Prospectus and except for shares of Common Stock to be issued to certain employees in connection with the deferment of income, shares of Common Stock issuable pursuant to awards granted or to be granted under the Company’s 2009 Stock Option and Incentive Plan or the Company’s 1994 Stock Incentive Plan, as amended and restated, shares of Common Stock issuable under the Company’s 1996 Non-Qualified Employee Stock Purchase Plan, shares of Common Stock issuable under the Company’s Dividend Reinvestment and Stock Purchase Plan and shares of Common Stock issuable upon redemption or conversion of units of limited partnership interests, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(i)            Financial Statements.  Except as otherwise stated therein and except, in the case of interim periods, for the notes thereto and normal year-end adjustment, (i) the financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; (ii) such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and (iii) the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.  No other financial statements (or schedules) of the Company or any predecessor of the Company are required by the Securities Act to be included in the Registration Statement or the Prospectus.  Ernst & Young LLP (together with any other nationally recognized accounting firm that the Company may from time to time engage, the “Accountants”), who have reported on the financial statements and schedules which are audited, are independent registered public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.  The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Securities Act are true and correct in all material respects.

(j)            Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, but not limited to, controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(k)           Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act.  Except as disclosed in the Registration Statement and the Prospectus, since the end of the Company’s most recent fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not aware of any material weaknesses in the Company’s internal controls.

(l)            Shares.  The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive rights under the Charter or Bylaws or the Maryland General Corporation Law.  Upon issuance, the Shares will conform in all material respects to the statements relating thereto contained in the Time of Sale Information and the Prospectus.  Upon payment of the purchase price and delivery of the Shares in accordance with this Agreement, each of the purchasers thereof will receive good, valid and marketable title to such Shares, free and clear of all liens, charges and encumbrances.

(m)          This Agreement.  The Company has the corporate power and authority to enter into this Agreement and to issue the Shares; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.  Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby constitutes a breach or violation of, or a default under, or conflict with, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, or result in the creation or imposition of any lien, charge or encumbrance upon the Communities (as defined below) or any of the other assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, the Charter or Bylaws of the Company, the articles or certificate of incorporation or bylaws or partnership agreement or operating agreement of any of the Company’s subsidiaries or any material contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of their property may be bound or any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the Communities or the business or properties of the Company or any of its subsidiaries, except as disclosed in the Prospectus or except for such instances as, individually or in the aggregate, would not have a Material Adverse Effect.

(n)           No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(o)           Company Not an Investment Company.  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(p)           No Material Actions or Proceedings.  Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there is no pending or, to the knowledge of the Company, threatened investigation, action, suit or proceeding against or affecting the Company or any of its subsidiaries or any of their respective directors, partners or officers in their capacity as such or any of the Current Communities, the Development Communities or the Redevelopment Communities (each as defined below and collectively, the “Communities”) before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might, individually or in the aggregate, have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and there are no statutes or regulations or current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus.  As used herein, the terms “Current Communities,” “Development Communities” and “Redevelopment Communities” will have the meanings ascribed to such terms in the Company’s Form 10-Q for the quarterly period ended June 30, 2011, which is incorporated by reference into the Registration Statement.

(q)           Filing and Enforceability of Contracts.  There are no contracts or documents of a character required under the Securities Act to be described in the Registration Statement or to be filed as exhibits to the Registration Statement that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus or filed as exhibits to the Registration Statement (the “Contracts”).  All Contracts executed and delivered on or before the date hereof to which the Company or any subsidiary of the Company is a party have been duly authorized, executed and delivered by the Company or such subsidiary and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute valid and binding agreements of the other parties thereto, enforceable against such parties in accordance with the terms thereof, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law), (iii) the discretion of the court before which any proceeding therefor may be brought, (iv) requirements that a claim payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States (collectively, the “Enforceability Limitations”).

(r)            Compliance with Law.  Each of the Company and its subsidiaries has complied in all material respects with all laws, regulations and orders applicable to it or their respective businesses and properties where the failure to comply would, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries is, and upon consummation of the sale of the Shares none of them will be, in default under any contract to which the Company or any of its subsidiaries is a party the violation of which would, individually or in the aggregate, have a Material Adverse Effect, and no other party under any such contract is, to the knowledge of the Company, in default in any material respect thereunder; the Company is not in violation of its Charter or Bylaws; except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and each of its subsidiaries have, or upon the Closing Date will have, all governmental licenses (including, without limitation, a California general contractor’s license, if applicable), permits, consents, orders, approvals and other authorizations, and have made all declarations and filings with the appropriate federal, state, local or foreign governmental or regulatory authorities that are, necessary for the ownership or lease of their respective properties or required to carry on their respective business as contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, and none of them has received any notice of proceedings relating to the revocation or modification of any such governmental license, permit, consent, order, approval or other authorization or has any reason to believe that any such governmental license, permit, consent, order, approval or other authorization will not be renewed in the ordinary course which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(s)           No Further Consents Required.  No consent, approval, authorization or order of, or filing with, any court or arbitrator or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Shares by the Company, except such as may be required by the federal securities laws or the securities or “Blue Sky” laws of the various states in connection with the offer and sale of the Shares or for such as have been obtained and delivered to the Representatives and counsel for the Underwriters as of the date of this Agreement.

(t)            Title to Properties.  The Company, or its subsidiaries, as applicable, has good and marketable title to the Communities, and the Communities are not subject to any liens or encumbrances except for monetary liens as set forth in the Prospectus or the Registration Statement, non-delinquent property taxes, utility easements and other immaterial non-monetary liens or encumbrances of record.  All liens, charges, encumbrances, claims or restrictions on or affecting the Communities which are required to be disclosed in the Prospectus are disclosed therein.  Except as is disclosed in the Registration Statement or the Prospectus and except as would not, in the aggregate, have a Material Adverse Effect, (i) each of the Company and each of its subsidiaries has valid, subsisting and enforceable leases with its tenants for the properties described in the Prospectus as leased by it, (ii) no tenant under any of the leases pursuant to which the Company or any subsidiary leases its properties has an option or right of first refusal to purchase the premises demised under such lease, (iii) the use and occupancy of each of the properties of the Company and its subsidiaries complies in all material respects with all applicable codes and zoning laws and regulations, (iv) the Company has no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company or its subsidiaries, and (v) the Company has no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company or its subsidiaries.

(u)           Mortgages; Community Matters.  Except as disclosed in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the Communities are not convertible nor will the Company or any of its subsidiaries hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company.  To the knowledge of the Company and except as disclosed in the Registration Statement and the Prospectus, (i) the present use and occupancy of each of the Communities complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect, and (ii) there is no pending or, to the Company’s knowledge, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Communities, except for such proceedings or actions that would not individually or in the aggregate have a Material Adverse Effect.

(v)           Title Insurance.  Title insurance in favor of the mortgagee, the Company or its subsidiaries is maintained with respect to each of the Communities, in an amount at least equal to the greater of (i) the cost of acquisition of such property and (ii) the cost of construction by the Company and its subsidiaries of the improvements located on such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect.

(w)          Accuracy of Company’s Statements.  No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect.

(x)            No Price Stabilization or Manipulation.  Except as stated in the Prospectus, neither the Company nor any of its directors, officers or controlling persons has taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

(y)           No Labor Disputes.  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company after due inquiry and investigation, is contemplated or threatened, which, in either case, would have a Material Adverse Effect.

(z)            No Unlawful Contributions.  Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus which has not been so disclosed; (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(aa)         Compliance with Environmental Laws.  As of the Closing Date and any Additional Closing Date, as the case may be, the Company and each of its subsidiaries (i) will be in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the Hazardous Materials (as defined below) or hazardous or toxic wastes, pollutants or contaminants (the “Environmental Laws”); (ii) will have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) will be in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)         Hazardous Materials.

(i)            None of the Company or any partnership or other subsidiary that owns a Community (each a “Partnership”) has at any time and, to the best knowledge of the Company after due inquiry and investigation, no other party has at any time handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, released, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to, above under, in, into or from the Communities, except as referred to in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor its subsidiaries intends to use the Communities or any subsequently acquired properties described in the Prospectus for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, releasing, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for the use, storage and transportation of small quantities of substances that are regularly used as office supplies, household cleaning supplies, gardening supplies or pool maintenance supplies in compliance with applicable Environmental Laws and in accordance with prudent business practices and good hazardous materials storage and handling practices.

(ii)           None of the Company or the Partnerships, to the best knowledge of the Company, knows of any seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under or adjacent to the Communities or onto lands from which such hazardous or toxic waste or substances might seep, flow or drain into such waters, except as referred to in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect.

(iii)          None of the Company or the Partnerships to the best knowledge of the Company, has received notice of, or has knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to Hazardous Materials, hazardous or toxic waste or substances on or originating from the Communities arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law, except as referred to in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect.

As used herein, “Hazardous Material” shall include, without limitation, any flammable materials or explosives, petroleum or petroleum-based products, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material as defined by any federal, state or local environmental law, ordinance, rule or regulation, including, without limitation, Environmental Laws, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any federal, state or local governmental authority having or claiming jurisdiction over the Communities as described in the Prospectus.

(cc)         Periodic Review of Costs of Environmental Compliance.  In the ordinary course of its business, each of the Company and the Partnerships conducts a periodic review of the effect of Environmental Laws on its business, operations and properties in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for investigation, clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review and on the basis of the reviews conducted by the Company in connection with the Communities, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)         Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance (other than earthquake insurance) is in amounts and insures against such losses and risks as are prudent and customary to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.  The Company maintains earthquake insurance on the Communities to the extent described in the Prospectus.  Neither the Company nor any subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any of the Communities (other than with respect to seismic activities).

(ee)         REIT Status.  The Company has elected to be taxed as a “real estate investment trust” (a “REIT”) under the Code and will use its best efforts to continue to be organized and will continue to operate in a manner so as to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), unless the Board of Directors of the Company determines that it is no longer in the best interest of the Company to continue to be so qualified.

(ff)           No Plan Assets.  Neither the assets of the Company nor its subsidiaries constitute, nor will such assets as of the Closing Date or any Additional Closing Date, as the case may be, constitute, “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(gg)         Distribution of Offering Materials.  The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus, the Issuer Free Writing Prospectus approved by the

Representatives pursuant to Section 4(c) below or other materials, if any, permitted by the Securities Act.

(hh)         Form S-3 Eligibility.  The Company satisfies all conditions and requirements for the use of a Registration Statement on Form S-3 under the Securities Act.

(ii)           Insider Trading Policy.  Under the Company’s insider trading policy, officers and directors may not sell or otherwise dispose of shares of Common Stock without pre-approval from the Company.

(jj)           Title to Personal Property.  The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(kk)         Title to Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

(ll)           No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(mm)       Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except in all cases as would not have a Material Adverse Effect.

(nn)         Compliance with ERISA.  Each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(oo)         Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except in all cases as would not have a Material Adverse Effect.

(pp)         Compliance with OFAC.  None of the Company, any of its subsidiaries, directors or officers or, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory that, at the time of such financing, is the subject of any OFAC sanctions.

(qq)         No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except in all cases as would not have a Material Adverse Effect.

(rr)              No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ss)         No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(tt)           Margin Rules.  Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu)         Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv)         Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ww)       Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xx)          Status under the Securities Act.  The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act and at the times specified in the Securities Act in connection with the offering of the Shares.  The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(yy)         Officer’s Certificate.  Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters in connection with this Agreement will be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate.

(zz)          Non-Affiliated Market Capitalization.  As of the effective date of the Registration Statement, the aggregate market value of the voting stock held by non-affiliates of the Company (computed using the price at which Common Stock was last sold as of a date within sixty (60) days prior to such date) exceeds $150 million.

(aaa)       No Association with FINRA.  Neither the Company nor any of its affiliates, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, or is a person associated with, any member firm of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(bbb)  Sale of Common Shares.  Immediately after any issuance and sale of the Shares by the Company hereunder, the aggregate amount of Common Stock that has been issued and sold by the Company hereunder will not exceed the aggregate amount of Common Stock registered under the Registration Statement (in this regard, the Company acknowledges and agrees that the Underwriters will have no responsibility for maintaining records with respect to the aggregate amount of Common Stock sold, or of otherwise monitoring the availability of Common Stock for sale, under the Registration Statement).

4.           Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)           Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.  The Company will pay the registration fees for this offering within the time period required by Rule 456 (b)(i) under the Securities Act prior to the Closing Date.

(b)           Delivery of Copies.  The Company will deliver, without charge, (i) to the Representatives, upon request, four (4) copies of the Registration Statement as originally signed and filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)           Amendments or Supplements, Issuer Free Writing Prospectuses.  Until in the opinion of counsel for the Underwriters a prospectus relating to the Shares is no longer required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer, the Company, before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)           Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)           Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f)            “Blue Sky” Compliance.  The Company will qualify the Shares for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares.

(g)           Earning Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve (12) months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)           Clear Market.  For a period of thirty (30) days after the date of the public offering of the Shares, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Shares to be sold hereunder, (B) any shares of Common Stock of the Company issued upon the exercise of an option or a warrant or the conversion or redemption of a security outstanding on the date of the Prospectus (including, without limitation, downREIT units of limited partnership), (C) any options granted or shares of Common Stock of the Company issued to employees, officers, directors, advisors or consultants in the ordinary course pursuant to any of the Company’s current or future employee or director stock option, incentive or benefit plan, employee stock purchase, long-term incentive plan, deferred compensation plan or ownership plan or dividend investment plan, (D) any shares of Common Stock of the Company issued pursuant to the dividend reinvestment and stock purchase plan of the Company existing on the date hereof, (E) the filing of any registration statement on Form S-8 in respect of any employee benefit plan of the Company described in the Prospectus, and (F) any shares of Common Stock of the Company issued in connection with acquisitions, provided that such acquisitions do not in the aggregate exceed 10% of the Company’s fully diluted Common Stock as of the date hereof, and provided, further, that the recipient of any such shares agrees to the transfer restrictions set forth in clauses (i) and (ii) above for the remainder of the 30-day period set forth in this Section 4(h).

(i)            Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(j)            No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(k)           Exchange Listing.  The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

(l)            Reports.  For a period of 180 days following the Closing Date, the Company will furnish to the Representatives, upon the request of the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

(m)          Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.             Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)           Such Underwriter has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)           Such Underwriter has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c)           Such Underwriter has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided, further, that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(d)           Such Underwriter will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by such Underwriter, in accordance with Rule 433 under the Securities Act.

(e)           Such Underwriter is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against such Underwriter is initiated during the Prospectus Delivery Period).

6.             Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)           Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)           No Downgrade.  Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)           No Material Adverse Change.  No event or condition of a type described in Section 3(n) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)           Officers’ Certificate.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Additional Closing Date and (iii) confirming that the conditions set forth in paragraphs 6(a), (c) and (d) above are satisfied as of such Closing Date or Additional Closing Date.

(f)            Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three (3) Business Days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)           Opinion of Counsel for the Company.  Goodwin Procter LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A hereto.

(h)           Opinion of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of O’Melveny & Myers LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)            No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(j)            Good Standing.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)           Exchange Listing.  The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(l)            Lock-up Agreements.  The Company shall have furnished to the Underwriters an agreement dated as of the date hereof substantially in the form of Annex D hereto signed by each executive officer and director of the Company.

(m)          Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.             Indemnification and Contribution.

(a)           Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Time of Sale Information (including any Time of Sale Information that has subsequently been amended) or the Updated Guidance Statements, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)           Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph on the cover page concerning delivery of the Shares; and the third paragraph of text under the caption “Underwriting” concerning the price at which the Underwriters propose to offer the shares.

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and such Indemnified Person shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares.  The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.             Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.             Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, FINRA, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.           Defaulting Underwriter.  (a)  If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within thirty-six (36) hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five (5) full Business Days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” or “Underwriters” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed on Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one eleventh (1/11th)]of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one eleventh (1/11th) of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional

Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.           Payment of Expenses.  (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement and any documents related hereto; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a “Blue Sky” memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees, if any, incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (x) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange; and (xi) the fees and expenses of the Underwriters’ counsel.

(b)           If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.           Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.           Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.           Miscellaneous.  (a)  Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, NY 10036, Fax: (212) 507-8999, Attention: Investment Banking Division, with a copy to O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, California 94111, Fax: (415) 984-8701, Attention: Peter T. Healy, Esq.  Notices to the Company shall be given to it at AvalonBay Communities, Inc., Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, Virginia 22203, Fax: (703) 329-4830, Attention: Legal Department, with a copy to Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, Fax: (617) 523-1231, Attention: Gilbert G. Menna, Esq. and John O. Newell, Esq.

(c)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

AVALONBAY COMMUNITIES, INC.

By:
		Name:	Thomas J. Sargeant
		Title:	Executive Vice President and
Chief Financial Officer

Accepted: August , 2011

MORGAN STANLEY & CO. LLC

For itself and on behalf of the several Underwriters listed on Schedule 1 hereto.

By:
Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

For itself and on behalf of the several Underwriters listed on Schedule 1 hereto.

By:
Authorized Signatory

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed on Schedule 1 hereto.

By:
Authorized Signatory

SCHEDULE 1

Name of Underwriter	Number of Underwritten Shares

MORGAN STANLEY & CO. LLC	1,530,000
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	1,275,000
J.P. MORGAN SECURITIES LLC	1,275,000
BARCLAYS CAPITAL INC.	255,000
DEUTSCHE BANK SECURITIES INC.	255,000
UBS SECURITIES LLC	255,000
WELLS FARGO SECURITIES, LLC	255,000

Total Number of Underwritten Shares	5,100,000

ANNEX A

FORM OF OPINION

[Attached hereto.]

ANNEX B

None.

ANNEX C

FORM OF TERM SHEET

None.

ANNEX D

FORM OF LOCK-UP AGREEMENT FROM DIRECTORS AND OFFICERS OF THE COMPANY

August 17, 2011

Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Re:          Proposed Public Offering by AvalonBay Communities, Inc.

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of AvalonBay Communities, Inc., a Maryland corporation (the “Company”), understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and J.P. Morgan Securities LLC (“J.P. Morgan” and, together with Morgan Stanley and Merrill Lynch, the “Representatives”) propose to enter into an underwriting agreement (the “Underwriting Agreement”) with the Company providing for the public offering (“Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) by the several underwriters named in Schedule 1 to the Underwriting Agreement, including the Representatives (collectively, the “Underwriters”).  In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriters that, during a period of 30 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (except as set forth below), or file or make any demand for the filing of, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) the exercise for cash of any stock option, provided that all shares issued upon exercise are subject to the restrictions hereof, (c) sales pursuant to plans complying with the safe harbor provided by Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that were entered into prior to the date hereof, or (d) a foreclosure by a bona fide lender upon shares which on the date hereof are pledged to secure a loan, provided that the officers or directors providing such pledge used reasonable efforts to prevent such foreclosure; provided, that in the case of any transactions relating to shares of Common Stock or other securities acquired in open market transactions pursuant to clause (a), no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions.

Notwithstanding anything herein to the contrary, if (i) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by the preceding sentence shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless the Representatives shall consent in writing to an earlier termination of such restrictions, except that such extension will not apply if, within three (3) business days prior to the 15th day before the last day of the Lock-up Period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that (i) the Securities are “actively traded securities” (as defined in Regulation M), (ii) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (iii) the provisions of NASD Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by any of the Underwriters during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension).

Very truly yours,

Name:
Title: